Calculation of Filing Fee Tables
S-3
BIOMERICA INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.08 per share	457(o)
		Equity	Preferred Stock, par value $0.08 per share	457(o)
		Debt	Debt Securities	457(o)
		Equity	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 234,018,137.00	0.0001381	$ 32,317.90
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock, par value $0.08 per share	415(a)(6)			$ 15,981,863.00			S-3	333-274729	09/29/2023	$ 1,761.20
			Total Offering Amounts:				$ 250,000,000.00		$ 32,317.90
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 32,317.90
Offering Note
[1]	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices, and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities. The maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $250,000,000. The Registrant previously paid registration fees in the aggregate of $7,634.22 with respect to the Registrant's registration statement on Form S-3 (File No. 333-239980), filed on July 21, 2020 (the "First Registration Statement") which $20,000,000 of securities previously registered on the First Registration Statement remained unsold. Pursuant to Rule 415(a)(6) ("Rule 415(a)(6)") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the registrations fee of $2,596 associated with the offering of such unsold securities was carried forward to be applied to the unsold securities registered on the Registrant's registration statement on Form S-3 (File No. 333-274729), filed on September 28, 2023 (the "Second Registration Statement"). Pursuant to Rule 415(a)(6), the securities registered pursuant to this Registration Statement on Form S-3 (this "Registration Statement") include $15,981,863.00 of securities previously registered on the Second Registration Statement which remain unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6), the registration fee of $1,761.20 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Second Registration Statement) is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is also registering new securities on this Registration Statement with an aggregate maximum offering price of $234,018,137 (the "New Securities"), which aggregate offering price is not specified as to each class of securities in reliance upon Rule 457(o) promulgated under the Securities Act. A filing fee of $32,317.91 with respect to the New Securities is being paid in connection with the filing of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of additional new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

[2]	See footnote 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date